EXHIBIT 99.1

Oil States Reports Adjusted Second Quarter 2015 Earnings of $0.15 Per Share

HOUSTON, July 28, 2015 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported net income for the second quarter ended June 30, 2015 of $6.1 million, or $0.12 per diluted share, which included pre-tax charges of $1.7 million for severance and other downsizing initiatives. Excluding these second quarter 2015 charges, net income would have totaled $7.5 million, or $0.15 per diluted share. These results compare to adjusted net income from continuing operations of $47.6 million, or $0.88 per diluted share, reported in the second quarter of 2014. The results for the second quarter of 2014 excluded spin-off related charges totaling $110.0 million, or $1.33 per diluted share after-tax, associated with the May 30, 2014 spin-off of Oil States' accommodations segment into a stand-alone, publicly traded corporation, Civeo Corporation or Civeo.

During the second quarter of 2015, the Company generated revenues of $269.3 million and Adjusted EBITDA (A) of $43.2 million (excluding $1.7 million of severance and downsizing related charges). These results compare to revenues of $459.6 million and Adjusted EBITDA (A) of $109.1 million (excluding $9.6 million of transaction costs reported in the second quarter of 2014), representing year-over-year declines of 41% and 60%, respectively. Activity declines were broad based and included lower North American activity levels resulting from the significant decline in crude oil prices, the corresponding precipitous drop in the U.S. land drilling rig count which continued throughout the second quarter, further activity declines due to certain customers who have elected to drill wells but not complete them, reduced pricing for our completion service offerings, and a reduction in short-cycle revenues in the offshore products business.

For the first half of 2015, the Company reported revenues of $606.6 million and Adjusted EBITDA of $112.1 million (excluding $3.8 million of pre-tax severance and downsizing related charges). Net income for the first half of 2015 included $6.1 million, or $0.09 per diluted share after-tax, of severance and other downsizing initiatives in addition to a higher effective tax rate driven by a $2.3 million deferred tax adjustment recorded in the first quarter of 2015 for certain non-deductible items. For the first half of 2014, the Company reported revenues of $864.8 million and Adjusted EBITDA of $202.0 million (after elimination of $11.0 million of spin-off related charges). The results for the first half of 2014 included $111.4 million, or $1.32 per diluted share after-tax, of spin-off related charges. Excluding the severance and downsizing related charges in the six months ended June 30, 2015 and the spin-off related charges in the six months ended June 30, 2014, EBITDA would have decreased 45% year-over-year.

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated, "Oil States' results for the second quarter continued to be negatively impacted by low crude oil prices and the resulting dramatic decline in North American land drilling and completion-related activity. Performance in our offshore products segment was in line, or better, than our earlier guidance with strong EBITDA margins reported despite the current low commodity price environment. Bidding and quoting activity continued, albeit at a slower pace in the second quarter for our offshore products segment, and our book-to-bill ratio has trended lower to average 0.63x for the second quarter and 0.81x year-to-date. While we are dealing with a very challenged market, our balance sheet and financial position are in good shape, and I remain confident that Oil States will emerge from this cyclical downturn well positioned both operationally and financially."

BUSINESS SEGMENT RESULTS

(Unless otherwise noted, the following discussion compares the quarterly results from continuing operations for the second quarters of 2015 and 2014, respectively. The historical results of operations of the accommodations segment through its respective transaction closing date has been reported as discontinued operations for all periods reported herein.)

Well Site Services

Well site services generated revenues of $86.1 million and EBITDA of $11.1 million in the second quarter of 2015 compared to revenues and EBITDA of $208.9 million and $67.0 million, respectively, in the second quarter of 2014. Segmental revenues and EBITDA decreased 59% and 83% year-over-year, respectively, primarily due to a 39% year-over-year decrease in the number of completion services jobs performed and a 27% year-over-year decrease in revenue per completion service job as a result of lower activity levels in the U.S. shale basins and pricing pressure from our customers. Lower utilization in the land drilling business, which averaged 34% during the second quarter of 2015 compared with 91% in the second quarter of 2014, also negatively impacted the segmental results. The well site services segment EBITDA included $0.7 million of severance and downsizing charges associated with cost reduction measures implemented in response to the significant activity declines.

Offshore Products

Offshore products generated revenues and EBITDA of $183.1 million and $40.9 million, respectively, in the second quarter of 2015 compared to revenues of $250.7 million and EBITDA of $56.2 million in the second quarter of 2014. Segmental revenues and EBITDA both decreased 27% year-over-year, primarily due to lower contributions across the majority of our product lines, including production, subsea, drilling and shorter cycle businesses such as elastomer products, coupled with a lower level of service activities and a lower backlog position entering the quarter. Conversely, EBITDA margins improved to 22.3% in the second quarter of 2015 from 21.8% realized in the first quarter of 2015 and were essentially flat with 22.4% reported in the second quarter of 2014. Backlog in the offshore products segment at June 30, 2015 decreased 14% to $409.2 million from $474.2 million at March 31, 2015 due to project deferrals and delays in awards resulting from the continued low commodity price environment. Backlog totaled $599.4 million at June 30, 2014. EBITDA in the offshore products segment included $1.0 million of severance costs related to cost reduction initiatives implemented in response to industry activity declines.

Financial Condition

The Company invested $30.5 million in capital expenditures during the second quarter of 2015, the majority of which was associated with projects carried over from 2014. Capital expenditures related to ongoing facility expansions in the offshore products segment, primarily in the U.K. and Brazil, along with the addition of completion services equipment deployed to service the U.S. shale plays.

During the second quarter of 2015, the Company repurchased 359,412 shares under its authorized share repurchase program at an average price of $39.94 per share. Amounts remaining available under the current share repurchase authorization, which is scheduled to expire on September 1, 2015, total $57.2 million. Since the current share repurchase authorization was approved in August 2012, the Company has repurchased approximately 12% of its outstanding common stock.

As of June 30, 2015, there was $150.9 million outstanding under the Company's revolving credit facility. Total availability under the facility as of June 30, 2015 was $409.0 million (net of standby letters of credit totaling $40.1 million).

Income Taxes

The Company recognized an effective tax rate of 19.0% in the second quarter of 2015 compared to an effective tax rate of 36.1% (benefit) in the second quarter of 2014. The lower effective tax rate in the second quarter of 2015 was primarily due to significantly lower domestic earnings stemming from the industry downturn. The tax benefit recorded in the second quarter of 2014 was primarily due to the loss incurred from the extinguishment of debt associated with the debt refinancings completed in conjunction with the spin-off of Civeo.

Conference Call Information

The call is scheduled for Wednesday, July 29, 2015 at 12:30 pm EDT, is being webcast and can be accessed from the Company's website at http://www.oilstatesintl.com. Participants may also join the conference call by dialing (866) 813-5647 in the United States or by dialing +1 847 619-6249 internationally and using the passcode of 40216593. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode of 40216593.

About Oil States

Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2014 filed by Oil States with the Securities and Exchange Commission on February 23, 2015.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014

Revenues	$ 269,258	$ 459,607	$ 606,617	$ 864,844

Costs and expenses:
Cost of sales and services	194,664	307,908	432,386	580,280
Selling, general and administrative expenses	32,002	43,039	67,607	84,447
Depreciation and amortization expense	32,432	31,107	65,011	61,894
Other operating expense (income)	1,436	10,008	(871)	11,412
	260,534	392,062	564,133	738,033
Operating income	8,724	67,545	42,484	126,811

Interest expense	(1,627)	(5,853)	(3,335)	(13,898)
Interest income	138	146	275	261
Loss on extinguishment of debt	--	(100,410)	--	(100,410)
Other income	355	810	821	2,337
Income (loss) from continuing operations before income taxes	7,590	(37,762)	40,245	15,101
Income tax (provision) benefit	(1,442)	13,646	(14,694)	(4,496)
Net income (loss)from continuing operations	6,148	(24,116)	25,551	10,605
Net income from discontinued operations, net of tax	35	16,242	201	53,037
Net income (loss)	6,183	(7,874)	25,752	63,642
Less: Net income attributable to noncontrolling interest	--	6	--	18
Net income (loss) attributable to Oil States International, Inc.	$ 6,183	$ (7,880)	$ 25,752	$ 63,624

Net income (loss) attributable to Oil States International, Inc.:
Continuing operations	$ 6,148	$ (24,122)	$ 25,551	$ 10,587
Discontinued operations	35	16,242	201	53,037
Net income (loss) attributable to Oil States International, Inc.	$ 6,183	$ (7,880)	$ 25,752	$ 63,624

Basic net income (loss) per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$ 0.12	$ (0.45)	$ 0.50	$ 0.20
Discontinued operations	--	0.30	--	0.98
Net income (loss)	$ 0.12	$ (0.15)	$ 0.50	$ 1.18

Diluted net income (loss) per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$ 0.12	$ (0.45)	$ 0.50	$ 0.20
Discontinued operations	--	0.30	--	0.98
Net income (loss)	$ 0.12	$ (0.15)	$ 0.50	$ 1.18

Weighted average number of common shares outstanding:
Basic	50,427	53,090	50,627	53,189
Diluted	50,515	53,090	50,725	53,486

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	JUNE 30,	DECEMBER 31,
ASSETS	2015	2014
	(UNAUDITED)

Current assets:
Cash and cash equivalents	$ 89,432	$ 53,263
Accounts receivable, net	292,896	497,124
Inventories, net	240,586	232,490
Prepaid expenses and other current assets	35,208	43,789
Total current assets	658,122	826,666

Property, plant, and equipment, net	664,095	649,846
Goodwill, net	265,438	252,201
Other intangible assets, net	62,441	52,935
Other noncurrent assets	30,888	27,964
Total assets	$ 1,680,984	$ 1,809,612

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 74,359	$ 108,949
Accrued liabilities	63,192	96,130
Income taxes	8,350	9,195
Current portion of long-term debt and capitalized leases	521	530
Deferred revenue	36,176	48,948
Deferred tax liabilities	12,368	7,431
Other current liabilities	213	229
Total current liabilities	195,179	271,412

Long-term debt and capitalized leases (1)	156,836	146,835
Deferred income taxes	33,721	33,913
Other noncurrent liabilities	19,857	16,795
Total liabilities	405,593	468,955

Stockholders' equity:
Oil States International, Inc. stockholders' equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 61,562,620 shares and 60,940,734 shares issued, respectively, and 51,287,925 shares and 53,017,359 shares outstanding, respectively	616	610
Additional paid-in capital	698,344	685,232
Retained earnings	1,177,018	1,151,266
Accumulated other comprehensive loss	(26,746)	(22,100)
Common stock held in treasury at cost, 10,274,695 and 7,923,375 shares, respectively	(573,841)	(474,351)
Total Oil States International, Inc. stockholders' equity	1,275,391	1,340,657
Noncontrolling interest	--	--
Total stockholders' equity	1,275,391	1,340,657
Total liabilities and stockholders' equity	$ 1,680,984	$ 1,809,612

(1) As of June 30, 2015, the Company had approximately $409.0 million available under its revolving credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	SIX MONTHS ENDED JUNE 30,
	2015	2014

Cash flows from operating activities:
Net income	$ 25,752	$ 63,642
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(201)	(53,037)
Depreciation and amortization	65,011	61,894
Deferred income tax expense (benefit)	(2,331)	(10,297)
Tax impact of share-based payment arrangements	(215)	(4,585)
Provision for bad debt	(1,134)	2,125
Gain on disposals of assets	(628)	(1,704)
Non-cash compensation charge	10,697	12,534
Amortization of deferred financing costs	390	1,432
Loss on extinguishment of debt	--	100,410
Other, net	(136)	424
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	206,706	(18,838)
Inventories	(6,939)	(9,817)
Accounts payable and accrued liabilities	(70,666)	(26,034)
Taxes payable	5,005	(76,008)
Other operating assets and liabilities, net	(9,816)	3,127
Net cash flows provided by continuing operating activities	221,495	45,268
Net cash flows provided by discontinued operating activities	314	163,473
Net cash flows provided by operating activities	221,809	208,741

Cash flows from investing activities:
Capital expenditures	(68,740)	(83,211)
Acquisitions of businesses, net of cash acquired	(33,427)	171
Proceeds from disposition of property, plant and equipment	1,061	2,632
Other, net	(392)	(1,009)
Net cash flows used in continuing investing activities	(101,498)	(81,417)
Net cash flows used in discontinued investing activities	--	(119,199)
Net cash flows used in investing activities	(101,498)	(200,616)

Cash flows from financing activities:
Revolving credit borrowings, net	10,224	181,928
Repayment of 6 1/2% Senior Notes	--	(630,307)
Repayment of 5 1/8% Senior Notes	--	(419,794)
Distribution received from Spin-Off of Civeo	--	750,000
Debt and capital lease repayments	(273)	(262)
Issuance of common stock from share-based payment arrangements	2,209	7,962
Purchase of treasury stock	(90,659)	(143,714)
Tax impact of share-based payment arrangements	215	4,585
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(6,750)	(4,964)
Payment of financing costs	(2)	(3,856)
Other, net	2	--
Net cash flows used in continuing financing activities	(85,034)	(258,422)
Net cash flows used in discontinued financing activities	--	(282,204)
Net cash flows used in financing activities	(85,034)	(540,626)

Effect of exchange rate changes on cash	892	(1,910)
Net change in cash and cash equivalents	36,169	(534,411)
Cash and cash equivalents, beginning of period	53,263	599,306

Cash and cash equivalents, end of period	$ 89,432	$ 64,895

Oil States International, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues
Completion services	$ 69,421	$ 155,655	$ 187,531	$ 302,116
Drilling services	16,703	53,263	40,382	99,827

Well site services	86,124	208,918	227,913	401,943
Offshore products	183,134	250,689	378,704	462,901
Total revenues	$ 269,258	$ 459,607	$ 606,617	$ 864,844

EBITDA (A)
Completion services (1)	$ 8,455	$ 51,288	$ 40,795	$ 101,411
Drilling services	2,618	15,667	6,804	28,633

Well site services	11,073	66,955	47,599	130,044
Offshore products (1)	40,881	56,180	83,515	99,317
Corporate and eliminations (2)	(10,443)	(23,679)	(22,798)	(38,337)
Total EBITDA	$ 41,511	$ 99,456	$ 108,316	$ 191,024

Operating income (loss)
Completion services (1)	$ (10,969)	$ 32,472	$ 1,499	$ 63,517
Drilling services	(4,342)	8,739	(6,881)	14,534

Well site services	(15,311)	41,211	(5,382)	78,051
Offshore products (1)	34,836	50,261	71,377	87,609
Corporate and eliminations (2)	(10,801)	(23,927)	(23,511)	(38,849)
Total operating income	$ 8,724	$ 67,545	$ 42,484	$ 126,811

Oil States International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income from continuing operations	$ 6,148	$ (24,122)	$ 25,551	$ 10,587
Income tax provision	1,442	(13,646)	14,694	4,496
Depreciation and amortization	32,432	31,107	65,011	61,894
Interest income	(138)	(146)	(275)	(261)
Interest expense	1,627	5,853	3,335	13,898
Loss on extinguishment of debt	--	100,410	--	100,410
EBITDA (A)	$ 41,511	$ 99,456	$ 108,316	$ 191,024

Adjustments to EBITDA (1, 2):
Non-recurring charges	1,692	9,644	3,787	11,020
Adjusted EBITDA (A)	$ 43,203	$ 109,100	$ 112,103	$ 202,044

(1) Adjustments to EBITDA and operating income for the three and six months ended June 30, 2015 included severance and other related costs of $0.7 million and $1.8 million, respectively, related to the completion services business and $1.0 million and $2.0 million, respectively, related to the offshore products segment.

(2) Adjustments to EBITDA and operating income for the three and six months ended June 30, 2014 included transaction costs of $9.6 million and $11.0 million, respectively. These costs primarily related to activities associated with the spin-off of Civeo.

(A) The terms EBITDA and Adjusted EBITDA consist of net income from continuing operations plus interest, taxes, depreciation and amortization.  EBITDA and Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Adjusted EBITDA as a supplemental disclosure because its management believes that EBITDA and Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Adjusted EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Additional Quarterly Segment and Operating Data
(unaudited)

	Three Months Ended June 30,
	2015	2014

Supplemental operating data:

Offshore products backlog ($ in millions)	$ 409.2	$ 599.4

Completion services job tickets	8,111	13,359
Average revenue per ticket ($ in thousands)	$ 8.6	$ 11.7

Land drilling operating statistics:
Average rigs available	34	34
Utilization	33.9%	90.5%
Implied day rate ($ in thousands per day)	$ 15.9	$ 19.0
Implied daily cash margin ($ in thousands per day)	$ 3.1	$ 5.8
CONTACT: Company Contact:
         Lloyd A. Hajdik
         Oil States International, Inc.
         Senior Vice President, Chief Financial Officer and Treasurer
         713-652-0582

         Patricia Gil
         Oil States International, Inc.
         Investor Relations
         713-470-4860